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                                                                    Exhibit 99.6

                                DIAMOND SHAMROCK, INC.

              THE SOLICITATION OF THESE CONFIDENTIAL VOTING INSTRUCTIONS
                     IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned as a participant in one or both of the Diamond Shamrock, Inc. Employee Stock Ownership Plans (the "ESOP Plans"), and/or the Diamond Shamrock Inc. 401(k) Plan (along with the ESOPPlans, collectively the "Plans") hereby instructs the Trustee of the respective Plans to appoint Roger R. Hemminghaus, Timothy J. Fretthold, William R. Klesse and J. Robert Mehall, and each of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the undersigned in Diamond Shamrock, Inc. Common Stock ("Common Stock") held under the terms of said Plan(s), at the Special Meeting of Shareholders of Diamond Shamrock, Inc. to be held December 3, 1996 and any adjournment thereof, and to vote, with all powers the Trustee would possess if present, (a) all shares of Common Stock credited to the undersigned's account(s) under said Plan(s) as of the record date for the Special Meeting ("Allocated Shares") and (b) the proportionate number of Non-Directed and Unallocated Shares of Common Stock as to which the undersigned is entitled to direct the voting in accordance with the provisions of the ESOP Plan(s), upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

By completing, signing and returning this voting instruction card, the undersigned will be acting as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for the Plans in which the undersigned participates and will be voting all Allocated Shares as well as all Non-Directed and Unallocated Shares of Common Stock held by the ESOP Plans the same way. Any participant wishing to vote the Non-Directed and Unallocated Shares held by the ESOPPlans differently from the Allocated Shares or not wishing to vote the Non-Directed and Unallocated Shares held by the ESOPPlans at all may do so by requesting a separate voting instruction card from KeyCorp Shareholder Services, Inc., 127 Public Square, Cleveland, Ohio 44114, 216-813-3447, Lisa Rosenthal.

Non-Directed Shares are those shares of Common Stock, allocated to a participant account under the ESOP Plans, but for which a voting instruction card is not timely received by the Trustee. Unallocated Shares are those shares of Common Stock which remain unallocated under the ESOP Plans.

                                 (change of address)


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(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

SEE REVERSE SIDE

             PLEASE MARK, SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD
                        PROMPTLY, USING THE ENCLOSED ENVELOPE.
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                                     DETACH CARD

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/X/  Please mark your      DIAMOND SHAMROCK, INC.       SHARES IN YOUR NAME
    votes as in this
    example.

                                  FOR       AGAINST       ABSTAIN

1.   Adoption of the Agree-        / /         / /           / /
    ment and Plan of Merger
    and the transactions
    contemplated thereby.

2.   In their discretion upon      / /         / /           / /
    such other matters as
    may properly come
    before the meeting.

Shares represented by this instruction will be voted as directed by the undersigned. If no such vote is specified, the proxy will be voted FOR proposals 1 and 2.


                                            / /    Change
                                                     of
                                                   Address

SIGNATURE(S)                                          DATE
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SIGNATURE(S)                                          DATE
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NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                                     DETACH CARD